UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 22, 2013
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13820	16-1194043
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

[Missing Graphic Reference]

(716) 633-1850
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders of Sovran Self Storage, Inc. (the “Company”) was held on May 22, 2013.   Proxies were solicited pursuant to the Company’s proxy statement filed on April 5, 2013 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.  There was no solicitation in opposition to the Company’s solicitation.   As of the record date of March 20, 2013, there were 31,049,265 shares of the Company’s common stock issued and outstanding.    Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1.
The election of six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.  In accordance with the results below, each nominee as listed in the proxy statement was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Attea	25,276,998	1,173,664	2,399,290
Kenneth F. Myszka	25,308,857	1,141,805	2,399,290
Anthony P. Gammie	25,482,168	968,494	2,399,290
Charles E. Lannon	25,500,315	950,347	2,399,290
James R. Boldt	25,657,864	792,798	2,399,290
Stephen R. Rusmisel	25,771,972	678,690	2,399,290

Proposal 2.
The ratification of the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.  In accordance with the results below, the appointment of Ernst & Young LLP was ratified and approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,929,409	897,268	23,274	0

Proposal 3.	Proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers. In accordance with the results below, the compensation was approved (on a non-binding basis).

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,799,650	562,245	88,759	2,399,298

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovran Self Storage, Inc.

Date: May 23, 2013	By	/s/ Andrew J. Gregoire
		Name:	Andrew J. Gregoire
		Title:	Chief Financial Officer